Exhibit 99.1
IDEX Corporation Third Quarter 2008 Earnings Release October 21, 2008

Agenda Q3 2008 Summary Segment Performance Fluid & Metering Health & Science Dispensing Equipment Fire & Safety Acquisitions Restructuring FY and Q4 2008 Outlook Q&A

Replay Information Dial toll-free: 888.203.1112 International: 719.457.0820 Conference ID: #1429642 Log on to: www.idexcorp.com

Cautionary Statement Under the Private Securities Litigation Reform Act This presentation and discussion will include forward-looking statements. Our actual performance may differ materially from that indicated or suggested by any such statements. There are a number of factors that could cause those differences, including those presented in our most recent annual report and other company filings with the SEC.

Q3 2008 Financial Performance Q3 2008 Q3 2007 V% Orders $353 $328 8% Sales $365 $335 9% Operating Income $61 $63 (4)% Operating Margin Op Margin pre-restructuring 16.7% 18.1% 18.9% (220)bp (80) bp EPS $.49 $.47 4% EPS pre-restructuring $.53 $.47 13% FCF $68 $54 26% Double Digit Earnings Growth and Record Free Cash Flow (Continuing Operations)

Fluid & Metering Performance Highlights: Outlook: Stable end-markets International expansion, acquisitions Stable End Markets and Well Positioned To Grow (Continuing Operations) Q3 '08 Q3 '07 Change Orders $172.4 $142.1 21% Sales Organic Acquisition Currency $170.3 $143.8 18% 4% 13% 1% Operating Income $34.2 $31.6 9% Operating Margin 20.1% 21.9% (180)bp

Health & Science Performance Highlights: Outlook: Resilient core end markets Acquisitions Resilient core analytical instrumentation, IVD and biotechnology markets Q3 '08 Q3 '07 Change Orders $76.4 $78.1 (2)% Sales Organic Acquisition Currency $82.9 $83.3 - (4)% 3% 1% Operating Income $17.2 $16.7 3% Operating Margin 20.7% 20.1% 60bp

Dispensing Equipment Performance Highlights: Outlook: Continued deterioration in capital spending in North America and European end markets Slowdown in North America and Europe Q3 '08 Q3 '07 Change Orders $29.6 $40.6 (27)% Sales -Organic Currency $31.5 $38.1 (17)% (21)% 4% Operating Income $2.2 $5.6 (60)% Operating Margin 7.1% 14.7% (760)bp

Fire & Safety / Diversified Products Performance Highlights: Outlook: Fire suppression has stabilized with flat sequential volume Continued opportunity in international markets for rescue tool products and innovation driving higher than market growth in engineered band clamping products Strength in engineered band clamping and rescue tools businesses Q3 '08 Q3 '07 Change Orders $74.7 $68.4 9% Sales -Organic Currency $81.2 $70.6 15% 13% 2% Operating Income $20.6 $16.5 24% Operating Margin 25.3% 23.4% 190bp

Acquisition: Richter Located in Kempen, Germany Annual revenues of approximately $53 million Expected to be accretive to 2009 earnings Technology leader and supplier of corrosion resistant pumps, valves and control equipment serving the process markets Growth drivers: More stringent safety and environmental standards and emerging economy installations Enhances IDEX's presence in the world wide infrastructure expansion of specialty process applications - Pumps Specialty Valves Predictive Failure Controls

Acquisition: iPEK Located in Hirschegg, Austria Annual revenues of approximately $26 million Expected to be accretive to 2009 earnings Remote controlled systems focused on infrastructure analysis, specifically waste water collection systems Growth drivers: Global fresh water shortages and the need for waste water management Increasing regulatory requirements Deteriorating infrastructure Leak detection Flow monitoring services Data collection and diagnostics Build-out in the Water and Waste Water segment Remote Controlled Analysis Data Collection

Acquisition: Integrated Environmental Technology Group Located in Leeds, UK Annual revenues of approximately $25 million Expected to be accretive to 2009 earnings Leading provider of flow monitoring and underground utility surveillance services for the water and wastewater markets Growth drivers: Aging infrastructure in the UK and Europe require investment to optimize efficiency and maintain system integrity Leak detection Flow monitoring services Data collection and diagnostics Increasing regulatory requirements Extends IDEX's waste water capability and footprint, particularly in the UK Clean Water Services Waste Water Monitoring Data Collection Services

Acquisition: Semrock Located in Rochester, NY Annual revenues of approximately $21 million Expected to be accretive to 2009 earnings Leading manufacturer and supplier of optical filters for the life science (IVD and Biotech), mass spectrometry and molecular spectroscopy markets Growth drivers: Growing demand for fluorescence based applications Push to use smaller sample sizes requiring greater instruments with greater detection sensitivity Imaging techniques entering adjacent markets Extends IDEX's capabilities in the Life science and clinical equipment markets

Restructuring Initiatives Site closures and workforce reductions Fluid Management facility Milan, Italy announced July 2008 Additional facility consolidation in FMT $15 - 17 million annual savings beginning in 2009 Primarily management and administrative headcount reductions $15 million non recurring severance and non-severance related charges impact over 2H08 Positioning the company to address downside risk in uncertain markets while protecting investments in desirable end markets

2008 Outlook FY 2008 Sales growth: 10 - 11% Low single digits Organic Growth 7% Acquisitions 2% Fx (at current rates) Pre-restructuring EPS estimate range: $2.00 - $2.04 Q4 2008 Sales growth: 8 - 10% Organic growth offset by more than 20% decline in Dispensing 10 - 12% Acquisitions EPS estimate range: 41 - 45 cents

Q&A